--------------------------------------------------------------------------------
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

            Void after 5:00 p.m. New York Time, on September 7, 2007. Warrant to Purchase 284,000 Shares of Class A Common Stock.

                    WARRANT TO PURCHASE CLASS A COMMON STOCK

                                       OF

                       HEALTHCORE MEDICAL SOLUTIONS, INC.

     This is to Certify That, FOR VALUE RECEIVED, Neal J. Polan, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from HealthCore Medical Solutions, Inc., a Delaware corporation ("Company"), 284,000 fully paid, validly issued and nonassessable shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") at a price of $1.00 per share at any time or from time to time during the period from September 8, 1997 to September 7, 2007, as set forth under (a) below, but not later than 5:00 p.m. New York City Time, on September 7, 2007. The number of shares of Class A Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Class A Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Class A Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Class A Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

     (a) EXERCISE OF WARRANT.

     (1) This Warrant may be exercised in whole or in part at any time or from time to time, on a cumulative basis and until September 7, 2007 as follows:

          (a) warrants to purchase 142,000 shares of Class A Common Stock shall become exercisable on September 8, 1997; and

          (b) warrants to purchase 142,000 shares of Class A Common Stock shall become exercisable upon the achievement by the Company, if any, of one or more of the following conditions: (i) the Company's Minimum





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     Pretax Income (as defined in the Escrow Agreement between the Corporation and the stockholders listed on the signature page thereto (the "Escrow Agreement")) amounts to at least $3,800,000 for the fiscal year ending September 30, 1998; (ii) the Company's Minimum Pretax Income amounts to at least $5,500,000 for the fiscal year ending September 30, 1999; (iii) the Company's Minimum Pretax Income amounts to at least $7,500,000 for the fiscal year ending September 30, 2000; (iv) the Closing Price (as defined in the Escrow Agreement) of the Class A Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing on the date hereof or (v) the Closing Price of the Class A Common Stock averages in excess of $16.50 per share for 30 consecutive business days during the 18-month period commencing with the nineteenth month from the date hereof;

provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Class A Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Class A Common Stock shall not then be physically delivered to the Holder.

     (2) At any time during the term of this Warrant, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal


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to (i) the number of Warrant Shares specified by the Holder in its Notice of
Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Class A Common Stock. Current market value shall have the meaning set forth Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Class A Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Class A Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Class A Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

          (2) If the Class A Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Small Cap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Class A Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Class A Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Class A Common Stock purchasable hereunder. This Warrant is not transferable (other than by will or pursuant to the laws of descent and distribution). Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the

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Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or reclassify its outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Class A Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Class A Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Class A Common Stock, or any subdivision, reclassification or combination of Class A Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Class A Common Stock or securities convertible into Class A Common Stock (including Warrants).

          (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 20 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Class A Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock contained in Subsection (1) above.

          (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Class A Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each

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such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

     (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Class A Common Stock or (ii) if the Company shall offer to the holders of Class A Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Class A Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Class A Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Class A Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Class A Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Class A Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Class A Common Stock, any such issue shall be treated as an issue of Class A Common Stock covered by the provisions of Subsection (1) of Section (f) hereof. A distribution in securities, rights to acquire securities, or other property (except for cash dividends)

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made with respect to Class A Common Stock or other securities of the Company or a successor corporation, to the extent that such distribution shall not be covered by the provisions of Subsection (1) of Section (f) hereof, shall be deemed to be a capital reorganization within the meaning of this Section (i).

     (j) RESTRICTIVE LEGEND. Each Warrant Share, when issued, shall include a legend in substantially the following form: THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

     (k) The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as my be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.


                                            HEALTHCORE MEDICAL SOLUTIONS, INC.


                                            By  /s/ JAMES H. STEINHEIDER
                                                -------------------------------
                                                James H. Steinheider,
                                                Chief Finanical Officer
                                                and Chief Operating Officer

[SEAL]

Dated:  September 8, 1997

Attest:

/s/ RONALD F. TORCHIC
-----------------------------
Secretary


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                                  PURCHASE FORM

                                                       Dated ____________, 19__

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Class A Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.

                                ----------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name _______________________________________
(Please typewrite or print in block letters)

Address ____________________________________

Signature __________________________________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto

Name _______________________________________
(Please typewrite or print in block letters)

Address ____________________________________

the right to purchase Class A Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________, 19__

Signature ___________________



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                             STOCK PURCHASE WARRANT



                       To Purchase Class A Common Stock of



                       HEALTHCORE MEDICAL SOLUTIONS, INC.





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